    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1998


                                                      REGISTRATION NO. 333-41695
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                            LINKABIT WIRELESS, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE               3663                           33-0591074
(State or other jurisdiction     (Primary Standard Industrial   (I.R.S. Employer
of incorporation or              Classification Code Number)    Identification
organization)                                                   Number)

                             3033 SCIENCE PARK ROAD
                              SAN DIEGO, CA 92121
                                 (619) 552-9500

              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                               FREDERICK L. JUDGE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            LINKABIT WIRELESS, INC.,
                             3033 SCIENCE PARK ROAD
                              SAN DIEGO, CA 92121
                                 (619) 552-9500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

  M. WAINWRIGHT FISHBURN, JR., ESQ.              JOHN A. DENNISTON, ESQ.
        ERIC J. LOUMEAU, ESQ.                     DAVID G. ODRICH, ESQ.
          Cooley Godward LLP                 Brobeck, Phleger & Harrison LLP
   4365 Executive Drive, Suite 1100           550 West C Street, Suite 1300
         San Diego, CA 92121                       San Diego, CA 92101
            (619) 550-6000                            (619) 234-1966

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses payable by the Registrant in connection with the sale of the Registrant's Class A Common Stock ("Class A Common Stock") being registered. All the amounts shown are estimates except for the Securities and Exchange Commission registration fee and the NASD filing fee.

Registration fee..................................................................  $   12,824
NASD filing fee...................................................................       4,847
Nasdaq Stock Market Listing Application fee.......................................      20,525
Blue sky qualification fees and expenses..........................................       5,000
Printing and engraving expenses...................................................     150,000
Legal fees and expenses...........................................................     400,000
Accounting fees and expenses......................................................     275,000
Transfer agent and registrar fees.................................................       5,000
Miscellaneous.....................................................................      26,804
                                                                                    ----------
  Total...........................................................................  $  900,000
                                                                                    ----------
                                                                                    ----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

    The Registrant's Amended and Restated Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of Delaware Law and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

    Prior to the effectiveness of this Registration Statement, the Registrant plans to enter into indemnity agreements with each of its Directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Registrant has entered into similar indemnity agreements with certain of its key employees.

    At present, there is no pending litigation or proceeding involving a Director, officer or key employee of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

    The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Since its inception in November 1993, the Registrant has sold and issued the following unregistered securities:

    (a) In connection with the Reorganization in September 1997, the Registrant issued 3,900,000 (on a post-split basis) shares of Class B Common Stock to Titan. The Registrant issued such shares in reliance on the exemption provided by Section 4(a) of the Act.

    The recipient of the above-described securities represented its intention to acquire the securities for investment only and not with a view to distribution thereof. The recipient had adequate access, through its relationship with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.


  EXHIBIT
  NUMBER     DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
      1.1    Form of Underwriting Agreement (2)
      3.1*   Amended and Restated Certificate of Incorporation
      3.2*   Amended and Restated Bylaws
      3.3    Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation, to be filed and become effective prior to the effectiveness of this Registration Statement (2)
      4.1    Reference is made to Exhibits 3.1, 3.2 and 3.3
      4.2    Sample of Common Stock Certificate
      5.1    Opinion of Cooley Godward LLP (2)
     10.1*   Registrant's 1997 Stock Option Plan, as amended (the "1997 Plan")
     10.2    Registrant's 1994 Stock Option Plan, as amended

  EXHIBIT
  NUMBER     DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
     10.3*   Form of Incentive Stock Option Agreement under the 1997 Plan
     10.4*   Form of Nonstatutory Stock Option Agreement under the 1997 Plan
     10.5*   Registrant's Employee Stock Purchase Plan and restated offering document
     10.6*   Registrant's Non-Employee Directors' Stock Option Plan (the "Directors' Plan")
     10.7*   Form of Nonstatutory Stock Option agreement under the Directors' Plan
     10.8    Supplemental Retirement Plan
     10.9    Form of Indemnity Agreement
     10.10*  Letter Agreement dated August 1, 1996 between The Titan Corporation and Frederick L. Judge
     10.11   Amended and Restated Equipment Purchase Agreement dated as of September 17, 1996 between the Registrant and PT. Pasifik Sutelit Nusantura as amended on December 4, 1997, as amended on December 6, 1997, as amended on December 31, 1997 (1)
     10.12*  Equipment Purchase Agreement dated as of June 27, 1996 between the Registrant and United Communications
               Industry Public Company, Ltd as amended by a Memorandum of Understanding dated September 18, 1997 (1)
     10.13*  Award Contract dated July 15, 1989 between the Registrant and the U.S. Navy (1)(P)
     10.14   Subcontract Agreement dated September 2, 1997 between the Registrant and Lockheed Martin Corporation
               (1)(P)
     10.15   Subcontract Agreement dated May 18, 1995 between the Registrant and Motorola, Inc. (1)(2)(P)
     10.16*  Subcontract Agreement dated July 31, 1996 between the Registrant and McDonnell Douglas Corporation
               (1)(P)
     10.17*  Subcontract Agreement dated August 23, 1996 between the Registrant and DynCorp Aerospace Technology
               (1)(P)
     10.18   Tax Allocation Agreement (2)
     10.19   Corporate Services Agreement (2)
     10.20*  Reorganization Agreement
     10.21   Facilities Sharing Agreement (2)
     10.22   Titan Corporate Charter (2)
     10.23   Letter agreement between The Titan Corporation and Eric DeMarco dated as of December 19, 1996
     10.24   Form of Change-In-Control Agreement
     10.25   The Titan Corporation Stock Option Plan of 1986, as amended through January 1, 1987 (3)
     10.26   The Titan Corporation Stock Option Plan of 1990 (4)
     10.27   The Titan Corporation Stock Option Plan of 1994 (5)
     10.28   The Titan Corporation Stock Option Plan of 1997 (6)
     11.1*   Statement regarding computation of per share earnings
     23.1*   Consent of Arthur Andersen LLP, Independent Auditors
     23.2    Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1

  EXHIBIT
  NUMBER     DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
     23.3*   Consent of Edward W. Callan, Esq.
     24.1*   Power of Attorney. Reference is made to page II-5
     27.1*   Financial Data Schedule


------------------------

* Previously filed.

(1) Confidential Treatment will be requested with respect to certain portions of this exhibit. Omitted portions will be filed separately with the Securities and Exchange Commission.

(2) To be filed by amendment.


(3) Previously filed as an exhibit to The Titan Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference.



(4) Previously filed with The Titan Corporation's proxy statement filed in connection with its 1990 Annual Meeting of Stockholders and incorporated herein by reference.



(5) Previously filed with The Titan Corporation's proxy statement filed in connection with its 1994 Annual Meeting of Stockholders and incorporated herein by reference.



(6) Previously filed with The Titan Corporation's proxy statement filed in connection with its 1997 Annual Meeting of Stockholders and incorporated herein by reference.



(P) To be filed in paper format pursuant to a continuing hardship exemption under Rule 202 of Regulation S-T.


(B) SCHEDULES

    All schedules are omitted because they are not required, are not applicable or the information is included in the consolidated financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

        (1) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (2) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (3) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 29th day of January, 1998.


                                By:            /s/ FREDERICK L. JUDGE
                                     -----------------------------------------
                                                 Frederick L. Judge
                                              CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
    /s/ FREDERICK L. JUDGE      Officer and Director
------------------------------  (PRINCIPAL EXECUTIVE         January 29, 1998
      Frederick L. Judge        OFFICER)

              *                 Chief Financial Officer
------------------------------  (PRINCIPAL FINANCIAL AND     January 29, 1998
       Eric M. DeMarco          ACCOUNTING OFFICER)

              *
------------------------------  Director                     January 29, 1998
         Gene W. Ray

              *
------------------------------  Director                     January 29, 1998
          J.S. Webb

* By:        /s/ FREDERICK L.
JUDGE
     -------------------------
                Frederick L.
     Judge
                  ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER     DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
      1.1    Form of Underwriting Agreement (2)
      3.1*   Amended and Restated Certificate of Incorporation
      3.2*   Amended and Restated Bylaws
      3.3    Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation, to be filed and become effective prior to the effectiveness of this Registration Statement (2)
      4.1    Reference is made to Exhibits 3.1, 3.2 and 3.3
      4.2    Sample of Common Stock Certificate
      5.1    Opinion of Cooley Godward LLP (2)
     10.1*   Registrant's 1997 Stock Option Plan, as amended (the "1997 Plan")
     10.2    Registrant's 1994 Stock Option Plan, as amended
     10.3*   Form of Incentive Stock Option Agreement under the 1997 Plan
     10.4*   Form of Nonstatutory Stock Option Agreement under the 1997 Plan
     10.5*   Registrant's Employee Stock Purchase Plan and restated offering document
     10.6*   Registrant's Non-Employee Directors' Stock Option Plan (the "Directors' Plan")
     10.7*   Form of Nonstatutory Stock Option agreement under the Directors' Plan
     10.8    Supplemental Retirement Plan
     10.9    Form of Indemnity Agreement
     10.10*  Letter Agreement dated August 1, 1996 between The Titan Corporation and Frederick L. Judge
     10.11   Amended and Restated Equipment Purchase Agreement dated as of September 17, 1996 between the Registrant and PT. Pasifik Sutelit Nusantura as amended on December 4, 1997, as amended on December 6, 1997, as amended on December 31, 1997 (1)
     10.12*  Equipment Purchase Agreement dated as of June 27, 1996 between the Registrant and United Communications
               Industry Public Company, Ltd as amended by a Memorandum of Understanding dated September 18, 1997 (1)
     10.13*  Award Contract dated July 15, 1989 between the Registrant and the U.S. Navy (1)(P)
     10.14   Subcontract Agreement dated September 2, 1997 between the Registrant and Lockheed Martin Corporation
               (1)(P)
     10.15   Subcontract Agreement dated May 18, 1995 between the Registrant and Motorola, Inc. (1)(2)(P)
     10.16*  Subcontract Agreement dated July 31, 1996 between the Registrant and McDonnell Douglas Corporation
               (1)(P)
     10.17*  Subcontract Agreement dated August 23, 1996 between the Registrant and DynCorp Aerospace Technology
               (1)(P)
     10.18   Tax Allocation Agreement (2)
     10.19   Corporate Services Agreement (2)
     10.20*  Reorganization Agreement
     10.21   Facilities Sharing Agreement (2)
     10.22   Titan Corporate Charter (2)
     10.23   Letter agreement between The Titan Corporation and Eric DeMarco dated as of December 19, 1996
     10.24   Form of Change-In-Control Agreement
     10.25   The Titan Corporation Stock Option Plan of 1986, as amended through January 1, 1987 (3)

  EXHIBIT
  NUMBER     DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
     10.26   The Titan Corporation Stock Option Plan of 1990 (4)
     10.27   The Titan Corporation Stock Option Plan of 1994 (5)
     10.28   The Titan Corporation Stock Option Plan of 1997 (6)
     11.1*   Statement regarding computation of per share earnings
     23.1*   Consent of Arthur Andersen LLP, Independent Auditors
     23.2    Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1
     23.3*   Consent of Edward W. Callan, Esq.
     24.1*   Power of Attorney. Reference is made to page II-5
     27.1*   Financial Data Schedule


------------------------

* Previously filed.

(1) Confidential Treatment will be requested with respect to certain portions of this exhibit. Omitted portions will be filed separately with the Securities and Exchange Commission.

(2) To be filed by amendment.


(3) Previously filed as an exhibit to The Titan Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference.



(4) Previously filed with The Titan Corporation's proxy statement filed in connection with its 1990 Annual Meeting of Stockholders and incorporated herein by reference.



(5) Previously filed with The Titan Corporation's proxy statement filed in connection with its 1994 Annual Meeting of Stockholders and incorporated herein by reference.



(6) Previously filed with The Titan Corporation's proxy statement filed in connection with its 1997 Annual Meeting of Stockholders and incorporated herein by reference.



(P) To be filed in paper format pursuant to a continuing hardship exemption under Rule 202 of Regulation S-T.